UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1633

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 14, 2007, the Company had adapted a Stock Option Plan. Based on this original Stock Option Plan, February 14, 2011, the Company has granted additional 510,000 stock options to its directors and consultants of the Company. The exercise price of the stock options is $0.15, which are vested immediately and expires February 14, 2016.

The following are the recipients and the options granted:

Christopher Bunka	255,000
Robert McAllister	255,000

On December 29, 2009, the Company had adopted the 2010 Equity Compensation Plan. Based on this original Stock Option Plan, on February 14, 2011, the Company has granted additional 500,000 stock options to a consultant of the Company. The exercise price of the stock options is $0.15, which are all vested immediately and expires February 14, 2016.

The following are the recipients and the options granted:

Bal Bhullar	300,000
Gerald Carlson	100,000
Kristian Ross	100,000

Item 9.01	Financial Statements and Exhibits

10.1	Form of Stock Option Agreement 2007.
10.2	Form of Stock Option Agreement 2010.
99.1	Press Release dated February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2011

Enertopia Corp. (Signature)

By: /s/ Robert G. McAllister
       Robert G. McAllister
       President and Director